1998 MANAGEMENT INCENTIVE PLAN
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OBJECTIVES


The objectives of the Optical Coating Laboratory, Inc. (OCLI) Fiscal Year 1998 Management Incentive Plan (MIP) are:

   . To motivate key OCLI managers and employees to achieve Fiscal Year
     (FY) 1998 financial objectives; and

   . To reward key OCLI managers and employees who contribute significantly towards the achievement of OCLI's financial and operational objectives.


ADMINISTRATION


The Human Resources Department, in coordination with the Finance & Accounting Department, will administer the MIP under the direction of the Chairman of the Board and CEO of OCLI (Plan Administrator).

ELIGIBILITY


Employees in Salary Grades 11 and above, or equivalent (for non-US subsidiaries), are eligible to participate in the MIP. MIP participants are not eligible for "Superior Merit" bonuses unless approved by the Plan Administrator. Concurrent participation in any other type of bonus program requires the approval of the Plan Administrator.

The quantitative portion of the bonus awards are calculated quarterly and annually based on OCLI's and the Divisions' financial results. Qualitative annual bonus awards are based on each participant's performance to individual objectives (described in their Personal Action Plan) during the plan year. The plan year is defined as the fiscal year beginning November 3, 1997 and ending November 1, 1998.

Employees who are newly hired, promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive pro rata bonus awards based on actual base pay earned during the plan year in the eligible positions. For purposes of this plan the 1/12/98 salary will be treated as the beginning salary for the plan year.





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1998 MANAGEMENT INCENTIVE PLAN


In addition, participants who leave OCLI during the plan year under any of the following conditions may be eligible for pro rata bonus awards:

 . participants who retire under the provisions of one of the Company's retirement plans or the Social Security Act; or . a disabled participant or the spouse or legal representative of a deceased participant.
Participants leaving the Company under any conditions other than those outlined above are not eligible for bonus awards for the plan quarter or year in which they leave.

BONUS OPPORTUNITY


The bonus opportunity for each participant by salary grade as a percentage of base salary is shown below.

                         TARGET BONUS OPPORTUNITY
                    AS A PERCENT OF BASE SALARY EARNED


          SALARY GRADE                           PERCENT

CEO                                                35%

President                                          35%

Vice Presidents                                    25%

Level 14                                           20%

Level 13                                           15%

Level 12                                           15%

Level 11                                           10%



QUARTERLY BONUS DETERMINATION


Quarterly bonus payments will be prorated linearly between 5% and 10% of the participant's targeted bonus opportunity for COP (Company Operating Profit) performance between 80% and 100% of plan. In other words, achievement of 80% of the quarterly COP plan will payout half of the quarterly targeted bonus opportunity. Payments will increase without limit for performance over plan.

OCLI Consolidated and division COP performance for the quarter is found on the Quarterly Income Statement displayed as Company Operating Profit.





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1998 MANAGEMENT INCENTIVE PLAN


QUARTERLY  BONUS CALCULATION


Quarterly bonus awards will be weighted according to the MIP Annual Performance Weighting Matrix, page 5. The 48%/32% annual ratio proportionally equals the 60%/40% quarterly ratio. Quarterly bonus awards will be based on the following targets.

            OCLI CONSOLIDATED AND DIVISION COP PERFORMANCE ($M)


                       1ST           2ND          3RD          4TH
    ENTITY           QUARTER       QUARTER      QUARTER      QUARTER

Telecom                324           531          989         1,251

Information            338           768         1,500        3,257
Industries Div.

Europe                (78)           269          167          513
Aerospace &           2,024         3,041        3,682        2,306
Instrumentation

OCLI Group            2,616         4,735        6,195        6,725
(without Flex)

OCLI                  2,845         6,514        7,480        8,398
Consolidated
(with Flex) *

*these numbers reflect the elimination of the minority interest in Flex

For MMG the actual quarter results will be adjusted to remove the effect of exchange rate changes between US$ and local currency in the areas of Cost of Sales and foreign currency gains and losses as reported by the MMG Controller and approved by the Manager of Accounting.

Also, for Derge, the following represents the European Glare Guard Gross Profit less direct operating expense targets for each quarter (in US $).


     1st               2nd               3rd               4th
   Quarter           Quarter           Quarter           Quarter

  $511,723          $498,119          $157,344          $310,531


There is no 80% threshold for negative targets. The target must be met for any award to be distributed. Also, any additional award above target will not be generated until the performance is above zero and will be paid at the discretion of the plan administrator.

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1998 MANAGEMENT INCENTIVE PLAN


Quarterly bonus award payments will be approved by the Plan Administrator following a review of the quarterly results by the Finance and Accounting Department.

ANNUAL BONUS DETERMINATION


The quantitative portion of this annual bonus payment will be based on the RONA (Return on Net Assets) performance of the Division and/or the overall Company (see Performance Weighting Matrix page 5).

     The Operating Entity RONA performance for the plan year is calculated by dividing net operating profit after tax (NOPAT) by net average assets.

      -Net operating profit after tax (NOPAT) is defined as the Operating
       Entity's net income plus the after tax interest for the plan year, as certified by the Company's independent auditors, including appropriate accruals for all incentive awards estimated to be payable for that plan year.

      -Net Average assets is defined as the average of the Company's total assets minus current liabilities plus current maturities at the beginning and at the end of the fiscal year.

The quantitative portion of the annual bonus payments (40% of the target bonus opportunity) will be equal to a linear extrapolation between 20% and 40% of the participant's targeted bonus opportunity for RONA performance between 80% and 100% of the RONA contained in the Annual Operating Plan
(AOP). In other words, achievement of 80% of the RONA target will payout half of the annual target bonus opportunity.

A compounding multiplier of 10% for each 10% increment that RONA performance exceeds budgeted RONA target is applied to calculate the bonus pool available. Any impact due to this multiplier's effect will be applied to the annual quantitative portion of the MIP payouts. The formula allows for interpolation between the 10% ranges.






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1998 MANAGEMENT INCENTIVE PLAN


  - In the case of MMG, Hillend, and Europe the targets for above Plan performance have been adjusted based on a factor of growth of Gross Margin above Plan commensurate with that of the other divisions. This adjustment is necessary in order for the Hillend, MMG, and European plans to be equitable with the other divisions and Corporate plans. (See the table below for the actual RONA targets above plan)

ANNUAL BONUS CALCULATION


Annual Bonus awards are based on the following thresholds and targets. The scales allow for interpolation between percentage points.

              OCLI CONSOLIDATED AND DIVISION ROA PERFORMANCE


                      THRESHOLD                    120%        140%
                    (QUANTITATIVE                   OF          OF
    ENTITY           BONUS POOL       TARGET      TARGET      TARGET
                       BEGINS
                    ACCRUING AT)

Information          6.94% RONA        8.68%      10.42%      12.15%
Industries                             RONA        RONA        RONA
Division

Aerospace &          20.95% RONA      26.19%      31.43%      36.67%
Instrumentation                        RONA        RONA        RONA

Telecom              23.80% RONA      29.75%      35.70%      41.65%
                                       RONA        RONA        RONA

Europe Division         % RONA         2.8%       % RONA      % RONA
                                       RONA

OCLI Group           8.36% RONA       10.45%      12.54%      14.63%
                                       RONA        RONA        RONA

OCLI                 7.11% RONA        8.89%      10.67%      12.45%
Consolidated                           RONA        RONA        RONA








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1998 MANAGEMENT INCENTIVE PLAN


ANNUAL PERFORMANCE WEIGHTING

Annual bonus payments will be calculated based on the weighted performance of Divisions and Corporate in accordance with the following matrix:

                     MIP PERFORMANCE WEIGHTING MATRIX


                                CEO,
 PERFORMANCE      PRESIDENT     CTO,      CORPORAT       DERGE       DIVISI
   MEASURE         , FIFE,      CFO,         E                         ON
                   HICHWA       PIETR      STAFF                     MANAGE
                   PARSON       ELLI                                  MENT

OCLI
Consolidated         32%         80%        80%           32%         32%
ROA (with
Flex)
Performance

Division                                                  10%
ROA                  0%          0%          0%         Hillend       48%
Performance                                            28%   MMG
                                                          10%
                                                          G/G

OCLI ROA
(without             48%         0%          0%           0%           0%
Flex)
Performance

Individual
Qualitative          20%         20%        20%           20%         20%
Performance
(Pool)
  TOTAL             100%        100%        100%         100%         100%


ANNUAL INDIVIDUAL QUALITATIVE PERFORMANCE BONUS


Individual Performance -- Individual performance is defined as each participant's performance for the plan year based on an assessment of the individual's results and contribution by the Division General Manager, the President in the case of Division General Managers, or the Plan
Administrator in the case of Corporate.






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1998 MANAGEMENT INCENTIVE PLAN


Individual performance awards are separate from payments based upon ROA performance. The Individual Qualitative Pool is 20% of the planned target pay-out. It does not increase with achievements over plan. This 20% of the planned target pay-out will be distributed as a pool to each Division (pro-rated to reflect the number of participants in each Division). The General Manager of each division will be part of the part of the Corporate pool for distribution purposes. The General Manager of each Division, and the Plan Administrator in the case of Corporate, shall distribute the funds based on the criteria defined in the first paragraph of this section.

ANNUAL BONUS PAYMENT


Annual bonus award payments will be approved by the Plan Administrator following the certification of OCLI's Consolidated Financial Statements by an independent auditor. Payments will be distributed to eligible participants during the second payroll in January, 1999.


AMENDMENTS


The Board of Directors of OCLI reviews the Company's incentive compensation plans annually to ensure equity both within the Company and in relation to current economic conditions. The Board of Directors reserves the right to amend, suspend, terminate or make exceptions to this plan at any time. The effects of any unusual and material accounting or non-recurring transactions may be excluded from the bonus calculations with the approval of the Plan Administrator. For example, performance objectives may be adjusted to reflect major acquisitions and/or divestitures during the plan year.